GUARANTY

GUARANTY dated as of January 21, 2009 ("Guaranty") made by DVL, Inc. (the "Guarantor") to Signature Bank ("Bank").

In consideration of Bank providing credit to Borrower, Guarantor hereby agrees as follows:

Section 1. Definitions. As used in this Guaranty, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

"Borrower" means DVL Kearny Holdings, LLC, a New Jersey limited liability company.

"Guaranty" means this Guaranty.

"Guaranty Documents" means any document or agreement evidencing, related to or delivered in connection with any or all of the Guaranteed Obligations.

"Guaranteed Obligations" means any and all present and future liabilities and obligations of Borrower to Bank, including those under the Notes, whether incurred by Borrower as principal or guarantor or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, direct or indirect, acquired outright, conditionally or as collateral security by Bank from another, liquidated or unliquidated, arising by operation of law or otherwise, together with all fees and expenses incurred in collecting any or all of the items specified in this definition or enforcing any rights under any of the Guaranty Documents, including all fees and expenses of Bank's counsel and of any experts and agents which may be paid or incurred by Bank in collecting any such items or enforcing any such rights.

"Notes" means (i) the Mortgage Note dated of even date herewith made by the Borrower to the Bank in the principal amount of $4,250,000.00, as same may be amended or restated from time to time, and (iv) the Mortgage Note dated of even date herewith made by the Borrower to the Bank in the principal amount of $2,200,000.00, as same may be amended or restated from time to time.

Section 2. Rules of Interpretation. When used in this Guaranty: (1) "or" is not exclusive, (2) a reference to a law includes any amendment or modification to such law, and (3) a reference to an agreement, instrument or document includes any amendment of modification of such agreement, instrument or document.

Section 3. Guaranty. Guarantor hereby, jointly and severally, guarantees to Bank and its successors, endorsees, transferees and assigns the prompt and complete payment, as and when due and payable (whether at stated maturity or by required prepayment,

acceleration, demand or otherwise), of all of the Guaranteed Obligations now existing or hereafter incurred will be paid strictly in accordance with their terms.

Section 4. Limitation of Liability. The obligation of Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render the obligation of Guarantor under this Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

Section 5.Type of Guaranty. This Guaranty is absolute and unconditional and as such is not subject to any conditions and Guarantor is fully liable to perform all of its duties and obligations under this Guaranty as of the date of execution of this Guaranty. This Guaranty is a continuing guaranty and applies to all future Guaranteed Obligations. In addition, this Guaranty shall remain in full force and effect even if at any time there are no outstanding Guaranteed Obligations. This Guaranty is a guaranty of payment and not of collection. The obligations and liabilities of Guarantor under this Guaranty shall not be conditioned or contingent upon the pursuit by Bank of any right or remedy against Borrower or any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations, or against any assets securing the payment of the Guaranteed Obligations or guarantee for such Guaranteed Obligations or right of setoff with respect to such Guaranteed Obligations. This Guaranty is irrevocable and as such cannot be cancelled, terminated or revoked by Guarantor.

Section 6. Reinstatement of Guaranty. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Guaranteed Obligations are rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or otherwise, all as though such payment had not been made.

Guarantor hereby consents that, without the necessity of any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Obligations made by Bank may be rescinded by Bank and any of such Guaranteed Obligations continued after such rescission.

Section 7. Security Interest. To secure the payment of the obligations of Guarantor under this Guaranty, Guarantor hereby grants Bank a security interest in all of the assets of Guarantor in the possession of, under the control of, or in transit to, Bank, including all deposit accounts and all investment properties (both as defined in the Uniform Commercial Code of the State of New York).

Section 8. Waiver of Notices. Guarantor hereby waives any and all notices including (1) notice of or proof of reliance by Bank upon this Guaranty or acceptance of this Guaranty, (2) notice of the incurrence of any Guaranteed Obligations or the renewal, extension or accrual of any such Guaranteed Obligations, (3) notice of any actions taken by Bank or Borrower or any other person under any Guaranty Document, and (4) notices of nonpayment or nonperformance, protest, notices of protest and notices of dishonor.

Section 9. Waiver of Defenses. Guarantor hereby waives any and all defenses to the performance by Guarantor of its duties and obligations under this Guaranty, including any defense based on any of the following:

(1) any failure of Bank to disclose to Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any party obligated to make payment on any and all Guaranteed Obligations, whether as principal or guarantor, now or hereafter known to Bank,

(2) any defense to the payment of any or all the Guaranteed Obligations, including lack of validity or enforceability of any of the Guaranteed Obligations or any Guaranty Documents,

(3) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or consent to any departure from any Guaranty Document,

(4) any exchange or release of, or non-perfection of any security interest on or in any assets securing the payment of the Guaranteed Obligations,

(5) any failure to execute any other guaranty for all or any part of the Guaranteed Obligations, or any release or amendment or waiver of, or consent to any departure from, any other guaranty for any or all of the Guaranteed Obligations,

(6) any subordination of any or all of the Guaranteed Obligations,

(7) any act or omission of Bank in connection with the enforcement of, or the exercise of rights and remedies, including any election of, or the order of exercising any, remedies, with respect to (a) the Guaranteed Obligations, (b) any other guarantor of the Guaranteed Obligations, or (c) any assets securing the payment of the Guaranteed Obligations,

(8) any manner of application of any funds received by Bank to Guaranteed Obligations or any other obligations owed to Bank, whether from the sale or disposition of any assets securing the Guaranteed Obligations, from another guarantor of the Guaranteed Obligations or otherwise, and

(9) any failure to give or provide any notices, demands or protests, including those specified under "Waiver of Notices" (Section 8).

Section 10. Subrogation. Guarantor may not exercise any rights which Guarantor may acquire by way of subrogation or contribution, whether acquired by any payment made under this Guaranty, by any setoff or application of funds of Borrower, by Bank or otherwise, until (1) the payment in full of the Guaranteed Obligations (after Bank no longer has any obligation or arrangement to provide credit to Borrower), and (2) the

payment of all fees and expenses to be paid by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation or contribution rights at any time when all of the Guaranteed Obligations and all such other expenses shall not have been paid in full (after Bank no longer has any obligation or arrangement to provide credit to Borrower), such amount shall be held in trust for the benefit of Bank, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Bank to be credited and applied in whole or in part by Bank against the Guaranteed Obligations, whether matured or unmatured, and all such other fees and expenses in accordance with the terms of the Guaranty Documents.

Section 11. Representations. At the time of execution of this Guaranty and each time Bank provides credit as noted above, Guarantor represents and warrants to Bank as follows:

(1) Formation, Good Standing, Power and Due Qualification. If Guarantor is a corporation, general partnership, limited partnership or limited liability company then Guarantor (a) is a corporation, general partnership, limited partnership or limited liability company, as the case may be, duly incorporated or formed, as the case may be, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, (b) has the corporate, general partnership, limited partnership, or limited liability company power and authority, as the case may be, to own its assets and to transact the business in which it now engages or proposes to engage in, and (c) is duly qualified as a foreign corporation, general partnership, limited partnership, or limited liability company, as the case may be, and in good standing under the laws of each other jurisdiction in which such qualification is required.

(2) Authority. If Guarantor is a corporation, general partnership, limited partnership or limited liability company then the execution, delivery and performance by Guarantor of this Guaranty are within its corporate, general partnership, limited partnership, or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate, general partnership, limited partnership, or limited liability company action, as the case may be, and do not and will not (a) require any consent or approval of its stockholders, partners or members, as the case may be, which has not been obtained, or (b) contravene its charter or bylaws, partnership agreement, articles of formation or operating agreement, as the case may be.

(3) No Contravention. The execution, delivery and performance by Guarantor of this Guaranty does not and will not (a) violate any provision of any law, order, writ, judgment, injunction, decree, determination, or award presently in effect applicable to Guarantor, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Guarantor is a party or by which Guarantor or its properties may be bound or affected, or (c) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Guarantor.

(4) Governmental Authority. No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by Guarantor of this Guaranty.

(5) Legally Enforceable Guaranty. This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by (a) applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, or (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

Section 12. Reporting Requirements. Guarantor will provide immediate notice to Bank if (1) any representation and warranty included in this Guaranty would no longer be true if made on such date or (2) there is a material adverse change in the financial position or condition of Guarantor. In addition, Guarantor agrees to provide to Bank those financial statements or other information required pursuant to the Note.

Section 13. Remedies. Bank shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies under this Guaranty or otherwise. A waiver by Bank of any right or remedy hereunder on any one occasion, shall not be construed as a ban or waiver of any such right or remedy which Bank would have had on any future occasion, nor shall Bank be liable for exercising or failing to exercise any such right or remedy. The rights and remedies of Bank under this Guaranty are cumulative and, as such, are in addition to any other rights and remedies available to Bank under law or any other agreements.

Section 14. Appointment as Attorney-in-Fact. Guarantor hereby appoints Bank as the attorney-in-fact for Guarantor, with full authority in the place and stead of Guarantor and in the name of Guarantor or otherwise, to exercise all rights and remedies granted to Bank under this Guaranty and to take any action and to execute any instrument which Bank may deem necessary or advisable to accomplish the purposes of this Guaranty. The Bank shall not exercise the rights granted to the Bank as the attorney-in-fact unless and until a default has occurred and is continuing beyond any applicable notice, grace and cure periods under the loan documents executed in connection with the Notes and the Guaranteed Obligations.

Section 15. Indemnity and Expenses. Guarantor hereby indemnifies Bank from and against any and all claims, losses, damages and liabilities growing out of or resulting from this Guaranty (including, without limitation, enforcement of this Guaranty), except claims, losses, damages or liabilities resulting from Bank's gross negligence and willful misconduct.

Guarantor will upon demand pay to Bank the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which Bank may incur in connection with (1) any amendment to this Guaranty, (2) the administration of this Guaranty, (3) the exercise or enforcement of any of the rights of Bank under this

Guaranty, or (4) the failure by Guarantor to perform or observe any of the provisions of this Guaranty.

Section 16. Amendments. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor from this Guaranty, shall in any event be effective unless the same shall be in writing and signed by Guarantor and Bank, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

Section 17. Addresses for Notices. All notices and other communications provided for under this Guaranty shall be in writing and, mailed or delivered by messenger or overnight delivery service, addressed, in the case of Guarantor at their address specified below their signature, and in the case of Bank at the address specified below, or as to any such party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

Signature Bank
68 South Service Road
Melville, New York 11747
Attention: Paul A. Fritz, Senior Vice President

All such notices and other communications shall, when mailed (certified mail, return receipt requested) or delivered by messenger or overnight delivery service, respectively, be effective one (1) day after being placed in the mails or delivered to the messenger or overnight delivery service, respectively, addressed as specified above.

Section 18. Assignment and Transfer of Obligations. If Guarantor is an individual then this Guaranty will bind the estate of such Guarantor as to Guaranteed Obligations created or incurred both before and after the death or incapacity of such Guarantor, whether or not Bank receives notice of such death or incapacity. This Guaranty shall inure to the benefit of Bank and its successors, transferees and assigns. Guarantor may not transfer or assign its obligations under this Guaranty. Bank may assign or otherwise transfer all or a portion of its rights or obligations with respect to the Guaranteed Obligations to any other party, and such other party shall then become vested with all the benefits in respect of such transferred Guaranteed Obligations granted to Bank in this Guaranty or otherwise. Guarantor agrees that Bank can provide information regarding Guarantor to any prospective or actual successor, transferee or assign.

Section 19. Setoff. Guarantor agrees that, in addition to, and without limiting, any right of setoff, banker's lien or counterclaim Bank may otherwise have, Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Guarantor, at any of the offices of Bank, in Dollars or any other currency, against any amount payable by Guarantor to Bank under this Guaranty which is not paid when demanded (regardless of whether such balances are

then due to Guarantors), in which case Bank shall promptly notify Guarantor, provided that Bank's failure to give such notice shall not affect the validity of such offset.

Section 20. Submission to Jurisdiction. Guarantor hereby irrevocably submits to the jurisdiction of any federal or state court sitting in New York County in the State of New York over any action or proceeding arising out of or related to this Guaranty and agrees with Bank that personal jurisdiction over Guarantor rests with such courts for purposes of any action on or related to this Guaranty. Guarantor hereby waives personal service by manual delivery and agrees that service of process may be made by prepaid certified mail directed to Guarantor at the address of Guarantor for notices under this Guaranty or at such other address as may be designated in writing by Guarantor to Bank, and that upon mailing of such process such service will be effective as if Guarantor was personally served. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. Guarantor further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. Guarantor agrees that any action on or proceeding brought against Bank shall only be brought in such courts.

Section 21. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of law.

Section 22. Subordination. Once a demand for payment is made on the Guarantor under this Guaranty Guarantor will not (1) make any demand for payment of, or take any action to accelerate, any obligation owed to Guarantor by Borrower, (2) seek to collect payment of, or enforce any right or remedies against Borrower, any of the obligations owed to Guarantor by Borrower or any guarantees, credit supports, collateral or other security related to or supporting any of such obligations, or (3) commence, or join with any other creditor in commencing, any bankruptcy or similar proceeding against Borrower. Guarantor also agrees that the payment of all obligations of Borrower to Guarantor shall be subordinate and junior in time and right of payment in accordance with the terms of this Section to the prior payment in full (in cash) of the Guaranteed Obligations. In furtherance of such subordination, (1) to the extent possible, Guarantor will not take or receive from Borrower any payments, in cash or any other property, by setoff or any other means, of any or all of the obligations owed to Guarantor by Borrower, or purchase, redeem, or otherwise acquire any of such obligations, or change the terms or provisions of any such obligations and (2) if for any reason and under any circumstance Guarantor receives a payment on such obligation, whether in a bankruptcy or similar proceeding or otherwise, all such payments or distributions upon or with respect to such obligations shall be received in trust for the benefit of Bank, shall be segregated from other funds and property held by Guarantor and shall be forthwith paid over to Bank in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Guaranteed Obligations. Guarantor agrees that any subrogation rights Guarantor may acquire as a result of a payment under

this Section may not be exercised until (1) the payment in full of the Guaranteed Obligations (after Bank no longer has any obligation or arrangement to provide credit to Borrower, including under or pursuant to a line of credit), and (2) the payment of all fees and expenses to be paid by Guarantor pursuant to this Guaranty.

Section 23. Miscellaneous. This Guaranty is in addition to and not in limitation of any other rights and remedies Bank may have by virtue of any other instrument or agreement previously, contemporaneously or hereafter executed by Guarantor or any other party or by law or otherwise. If any provision of this Guaranty is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions of this Guaranty. Titles in this Guaranty are for convenience of reference only and shall not affect the interpretation or construction of this Guaranty. This Guaranty constitutes the entire agreement between Guarantor and Bank with respect to the matters covered by this Guaranty and supercedes all written or oral agreements with respect to such matters.

Section 24. WAIVER OF JURY TRIAL. GUARANTOR EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS GUARANTY.

IN WITNESS WHEREOF, Guarantor have duly executed and delivered this Guaranty as of the date of this Guaranty.

DVL, INC.

By: ________________
Name: Alan Casnoff
Title: President

Address for Notices:
70 East 55th Street, 7th Floor
New York, New York 10022
Attention: President